Exhibit 4.4
SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED
STOCKHOLDER RIGHTS AGREEMENT
     This SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT, dated as of October 8, 2009 (this “Second Amendment”), by and among WATERFRONT MEDIA INC., a Delaware corporation (the “Company”), and the INVESTORS, KEY HOLDERS and OTHER HOLDERS, as defined in the Stockholder Rights Agreement referred to below. Capitalized terms not defined herein shall have the meanings set forth in the Stockholder Rights Agreement.
WITNESSETH:
     WHEREAS, the parties have previously entered into that certain Fifth Amended and Restated Stockholder Rights Agreement (the “Stockholder Rights Agreement”) dated October 15, 2008, among the Company and the Investors, Key Holders and Other Holders as defined therein;
     WHEREAS, the Stockholder Rights Agreement was amended pursuant to that certain First Amendment to the Stockholder Rights Agreement dated September 18, 2009 (the “First Amendment”);
     WHEREAS, the Company wishes to obtain a secured loan from Compass Horizon Funding Company LLC (the “Lender”) pursuant to a Venture Loan and Security Agreement by and among the Company, Revolution Health Group LLC, CarePages, Inc. and the Lender dated as of October 8, 2009 (the “Loan Agreement”);
     WHEREAS, in connection with the Loan Agreement, the Company will grant to the Lender a warrant to purchase a certain number of shares of Series F Preferred Stock of the Company (the “Warrant”);
     WHEREAS, the Warrant provides for the holder of the Warrant to be granted certain rights to register the shares of the Company’s Common Stock issued upon conversion of the Series F Preferred Stock, issued pursuant to the exercise of the Warrant; and
     WHEREAS, the parties hereto, constituting the holders of that number of shares of Preferred Stock of the Company exceeding the Requisite Threshold (as defined in the Stockholder Rights Agreement), desire to amend the Stockholder Rights Agreement as provided in this Second Amendment.

     NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:
     1. Section 1.20 of the Stockholder Rights Agreement is hereby deleted in its entirety and is hereby replaced with the following:
The term “Registrable Securities” means (i) any Common Stock issued upon conversion of any Preferred Stock of the Company or issuable upon conversion of any Preferred Stock of the Company that is currently held or acquired after the date hereof, by the Investors or Other Holders (excluding the Warrants); (ii) any shares of Common Stock held by the Key Holders or BEV, provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the Key Holders or BEV shall not be deemed Holders for the purposes of Sections 2.1, 2.3, 2.4(a), 2.7, 2.11 and Section 6.6; (iii) any shares of Common Stock held by the Other Holders, provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 2.1, 2.3, 2.4(a), 2.7, 2.11 and Section 6.6; (iv) any shares of Common Stock held by Square 1 Bank (“Square 1”) or Compass Horizon Funding Company LLC (“Compass”) issued or issuable upon conversion of the Series F Preferred Stock issued pursuant to the exercise of the Warrants (as defined herein), provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and neither Square 1 nor Compass shall be deemed Holders for purposes of Sections 2.1, 2.4(a), 2.7, 2.11 and Section 6.6; and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2.15 of this Agreement.
     2. Section 1.40 is hereby deleted in its entirety and is hereby replaced with the following:
The term “Warrants” means the warrants to purchase a certain number of shares of Series F Preferred Stock issued to (a) Square 1 pursuant to the Loan and Security Agreement, by and between the Company, Square 1, Revolution Health Group LLC and CarePages, Inc., dated as of September 18, 2009 and (b) Compass pursuant to the Venture Loan and Security Agreement by and among the Company, Compass, Revolution Health Group LLC and CarePages, Inc., dated as of October 8, 2009.
     3. Upon its execution of a counterpart signature page to the Stockholder Rights Agreement, the Lender shall become a party to the Stockholder Rights Agreement.

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     4. This Second Amendment shall be governed by, and construed in accordance with, the law of the State of New York without reference to choice of law principles, including all matters of construction, validity and performance.
     5. This Second Amendment constitutes an amendment to the Stockholder Rights Agreement pursuant to Section 6.6 of the Stockholder Rights Agreement. Except as expressly amended by this Second Amendment, each and every provision of the Stockholder Rights Agreement remains in full force and effect in accordance with the terms and provisions thereof and, by reference, the terms and provisions of the Stockholder Rights Agreement are incorporated herein and made hereof.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Fifth Amended and Restated Stockholder Rights Agreement as of the date first above written.

COMPANY: WATERFRONT MEDIA INC.
By:	/s/ Alan Shapiro
	Name:	Alan Shapiro
	Title:	Senior Vice President and General Counsel

INVESTORS:

WF HOLDING COMPANY, LLC

By: Name:	/s/ John Richardson John Richardson
Title:	Vice President and Secretary

INVESTORS:

SCALE VENTURE PARTNERS II, LP

By: Scale Venture Management II, LLC, its General Partner

By: Name:	/s/ Sharon Wienbar Sharon Wienbar
Title:	Managing Director

INVESTORS: NEOCARTA VENTURES, L.P.
By:	NeoCarta Associates, LLC, its General Partner
By:	/s/ D. Jarrett Collins
	Name:	D. Jarrett Collins
	Title:	Managing Director

NEOCARTA SCOUT FUND, L.L.C.
By:	NeoCarta Associates, LLC, its Manager
By:	/s/ D. Jarrett Collins
	Name:	D. Jarrett Collins
	Title:	Managing Director

INVESTORS: RHO MANAGEMENT TRUST I
By:	RHO CAPITAL PARTNERS, INC. INVESTMENT ADVISOR
By:	/s/ Jeffrey I. Martin
	Name:	Jeffrey I. Martin
	Title:	Attorney-In-Fact

RHO VENTURES VI, L.P. By: RMV VI, L.L.C., its General Partner By: Rho Capital Partners LLC, its Managing Member
By:	/s/ Jeffrey I. Martin
	Name:	Jeffrey I. Martin
	Title:	Attorney-In-Fact

INVESTORS: SVM STAR VENTURES MANAGEMENTGESELLSCHAFT mbH NR.3
By:
	Name:	Dr. Meir Barel
	Title:	Managing Director

SVM STAR VENTURES MANAGEMENTGESELLSCHAFT mbH NR.3 & CO. BETEILIGUNGS KG NR.2
By:	SVM STAR VENTURES MANAGEMENTGESELLSCHAFT mbH NR.3 — MANAGING PARTNER
By:
	Name:	Dr. Meir Barel
	Title:	Managing Director

SVE STAR VENTURES ENTERPRISES NO. VII, A GERMAN CIVIL LAW PARTNERSHIP (WITH LIMITATION OF LIABILITY)
By:	SVM STAR VENTURES MANAGEMENTGESELLSCHAFT mbH NR.3 — MANAGING PARTNER
By:
	Name:	Dr. Meir Barel
	Title:	Managing Director

SVE STAR VENTURES ENTERPRISES GMBH & CO. NO. VIIa, KG
By:	SVM STAR VENTURES MANAGEMENTGESELLSCHAFT mbH NR.3 — MANAGING LIMITED PARTNER
By:
	Name:	Dr. Meir Barel
	Title:	Managing Director

INVESTORS: TIME WARNER INC.
By:
Name:
Title:

INVESTORS: THE BERKSHIRES CAPITAL INVESTORS L.P.
By:	The Berkshires Management Company, LLC its General Partner
By:
Name:
Title:

THE BERKSHIRES CAPITAL INVESTORS FUND II L.P.
By:	The Berkshires Management Company, LLC its General Partner
By:
Name:
Title:

INVESTORS:

PEABODY FAMILY VENTURES
By:	William Bo S. Peabody, as General Partner
By:	/s/ William Bo S. Peabody By: Robert D. Kraus under POA dated 1/17/09

INVESTORS: VILLAGE VENTURES PARTNERS FUND, L.P.
By:	VILLAGE VENTURES CAPITAL PARTNERS I, LLC, its General Partner
By:	VILLAGE VENTURES, INC., its manager
By:	/s/ Steven H. Massicotte
	Name:	Steven H. Massicotte
	Title:	Chief Operating Officer

VILLAGE VENTURES PARTNERS FUND A, L.P.
By:	VILLAGE VENTURES CAPITAL PARTNERS, I, LLC, its General Partner
By:	VILLAGE VENTURES, INC., its manager
By:	/s/ Steven H. Massicotte
	Name:	Steven H. Massicotte
	Title:	Chief Operating Officer

INVESTORS: BRAND EQUITY VENTURES II, L.P. By: Brand Equity Partners II, L.L.C. Its General Partner
By:
Name:	Marc Singer
Title:	Member

INVESTORS: HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
By:
Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

INVESTORS & KEY HOLDERS: DRUGSITE TRUST
By:
Name:
Title:

INVESTORS & KEY HOLDERS: FOUNDATION CAPITAL V, L.P.
By:	Foundation Capital Management Co. V, LLC
By:	/s/ Bill Elmore
Name:	Bill Elmore
Title:	Manager

FOUNDATION CAPITAL V PRINCIPALS FUND, LLC
By:	Foundation Capital Management Co. V, LLC
By:	/s/ Bill Elmore
Name:	Bill Elmore
Title:	Manager

INVESTORS:

Daniel Burstein

KEY HOLDERS:

Michael Keriakos

Benjamin Wolin

OTHER HOLDERS:

BRAND EQUITY VENTURES II, L.P.

By: Brand Equity Partners II, L.L.C. Its General Partner

By:
Name:	Marc Singer
Title:	Member
/s/ Douglas W. McCormick

Douglas W. McCormick

Peter B. Rankin, Sr.

Louis D. Schwartz

Ronald A. Sege

Ethan R. Zuckerman

Kenneth M. Morris

Jeffrey R. Johnson

Norman R. Nelson

John H. Ferguson

John Tiebout

David and Margaret Gould Stewart

David and Angela Epstein

Zachary Julius

Robert P. Chabot

Sherwood Guernsey

Bradley C. Svrluga

John Halpern

Roger H. Lee

Les Levine

Mark Tauber

Robert Verrico

Jackie Verrico

SOFTWARE VENTURE PARTNERS

By:

Name:
Title:

Richard H. Sabot

Raymond Montgomery

ALLEN & COMPANY INCORPORATED

By:

Name:
Title:

Francis P. Birmingham

Joshua Field

Tim Sedlock

David Parks

Robert Nylen

Ken Leung

Chris O’Brien

Ignacio Fanlo